P10000055888

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

300182857983

07/06/10--01059--015 **137.50

FILED
10 JUL -6 PM 4:38
SECRETARY OF STATE
TALLAHASSEE FLORIDA

MRD
7/8

COVER LETTER

Department of State
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

SUBJECT: Domestication of US NATURAL GAS CORP WV

Enclosed is an original and one (1) copy of the Certificate of Domestication and a check for:

FEES:

Certificate of Domestication	$ 50.00
Articles of Incorporation and Certified Copy	$ 78.75
Total to domesticate and file	$128.75

OPTIONAL:

Certificate of Status	$ 8.75

US NATURAL GAS CORP
Name (printed or typed)

33 6th Street South, Suite 600
Address

St. Petersburg, FL 33701
City, State & Zip

727-824-2800
Daytime Telephone Number

info@usnatgascorp.com
E-mail address: (to be used for future annual report notification)

CERTIFICATE OF DOMESTICATION

The undersigned, Wayne Anderson (Name), President (Title),

of US Natural Gas Corp WV (Corporation Name) a foreign corporation, in accordance with s. 607.1801, Florida Statutes, does hereby certify:

1. The date on which corporation was first formed was September 30, 1998.
2. The jurisdiction where the above named corporation was first formed, incorporated, or otherwise came into being was Tennessee.
3. The name of the corporation immediately prior to the filing of this Certificate of Domestication was US Natural Gas Corp WV.
4. The name of the corporation, as set forth in its articles of incorporation, to be filed pursuant to s. 607.0202 and 607.0401 with this certificate is US Natural Gas Corp WV.
5. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or any other equivalent jurisdiction under applicable law, immediately before the filing of the Certificate of Domestication was Tennessee.
6. Attached are Florida articles of incorporation to complete the domestication requirements pursuant to s. 607.1801.

I am President, of US Natural Gas Corp WV

and am authorized to sign this Certificate of Domestication on behalf of the corporation and have done so this the 30th day of June, 2010.

[signature]

(Authorized Signature)

FILED
10 JUL -6 PM 4:39
SECRETARY OF STATE
TALLAHASSEE FLORIDA

Filing Fee:

Certificate of Domestication	**$ 50.00**
Articles of Incorporation and Certified Copy	**$ 78.75**
Total to domesticate and file	**$128.75**

INHS53 (8/05)

ARTICLES OF INCORPORATION

IN COMPLIANCE WITH CHAPTER 607, F.S.

FILED
10 JUL -6 PM 4:38
SECRETARY OF STATE
TALLAHASSEE FLORIDA

ARTICLE I NAME

THE NAME OF THE CORPORATION SHALL BE:

US NATURAL GAS CORP WV

ARTICLE II PRINCIPAL OFFICE

THE PRINCIPAL PLACE OF BUSINESS/ MAILING ADDRESS IS:

33 6th Street South
Suite 600
St. Petersburg, FL 33701

ARTICLE III PURPOSE

THE PURPOSE FOR WHICH THE CORPORATION IS ORGANIZED:

Any and all lawful business

ARTICLE IV SHARES

THE NUMBER OF SHARES OF STOCK IS:

50,000,000

ARTICLE V INITIAL DIRECTORS AND/ OR OFFICERS

THE NAME(S) AND ADDRESS(ES) AND SPECIFIC TITLES:

Wayne Anderson-President,Chairman
33 6th Street S., Suite 600
St. Petersburg, FL 33701

ARTICLE VI INITIAL REGISTERED AGENT AND STREET ADDRESS

*THE **NAME AND FLORIDA STREET ADDRESS** (P.O. BOX **NOT** ACCEPTABLE) OF THE REGISTERED AGENT IS:*

US Natural Gas Corp
33 6th Street S., Suite 600
St. Petersburg, FL 33701

ARTICLE VII INCORPORATOR

*THE **NAME AND ADDRESS** OF THE INCORPORATOR IS:*

Wayne Anderson
33 6th Street S., Suite 600
St. Petersburg, FL 33701

****

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I AM FAMILIAR WITH AND ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY.

Signature/Registered Agent — June 30, 2010 (Date)

Signature/Incorporator — June 30, 2010 (Date)